United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2009
Chesapeake Utilities Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
909 Silver Lake Boulevard, Dover, Delaware 19904
(Address of principal executive offices, including Zip Code)
(302) 734-6799
(Registrant’s Telephone Number, including Area Code)
(Former name, former address and former fiscal year, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition.
On October 29, 2009, Chesapeake Utilities Corporation, a Delaware corporation (“Chesapeake”), announced that it had completed its previously announced merger with Florida Public Utilities Company, a Florida corporation (“Florida Public Utilities”) effective October 28, 2009. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated April 17, 2009 (the “Merger Agreement”), by and among Chesapeake, its wholly owned subsidiary, CPK Pelican, Inc., a Florida corporation (“Merger Sub”), and Florida Public Utilities, Merger Sub merged with Florida Public Utilities (the “Merger”) with Florida Public Utilities continuing as the surviving corporation and a wholly owned subsidiary of Chesapeake. The Merger Agreement and the transactions contemplated thereby were approved by the Boards of Directors and the stockholders of each of Chesapeake and Florida Public Utilities. The stockholders of Chesapeake and Florida Public Utilities approved the Merger Agreement and the transactions contemplated thereby, including the Merger and, in the case of Chesapeake stockholders, the issuance of Chesapeake common stock in the Merger, at respective special meetings of the stockholders held on October 22, 2009.
Subject to the terms and conditions of the Merger Agreement, at the effective time and as a result of the Merger, each share of Florida Public Utilities’ common stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive 0.405 of a share of Chesapeake common stock for a total of approximately 2.5 million shares of Chesapeake common stock issued to former Florida Public Utilities stockholders in connection with the Merger. No fractional shares of Chesapeake common stock were issued in connection with the Merger, and holders of Florida Public Utilities’ common stock are entitled to received cash in lieu of fractional shares.
This issuance of Chesapeake’s common stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to Chesapeake’s registration statement on Form S-4 (File No. 333-160795) initially filed by Chesapeake with the Securities and Exchange Commission on July 24, 2009 and declared effective on September 10, 2009. Chesapeake’s Form S-4 registration statement, including the joint proxy statement/prospectus included therein, contains additional information about the Merger and the related transactions.
Item 5.02. Election of Directors.
(d) Pursuant to the terms of the Merger Agreement, and as a result and by virtue of the Merger, Paul L. Maddock, Jr. and Dennis S. Hudson, III, both former directors of Florida Public Utilities, were appointed to the Chesapeake Board of Directors as of the effective time of the Merger. The Board will consider Committee appointments and director classes at its upcoming meeting, and Chesapeake will amend this Form 8-K as appropriate. Mr. Hudson is the Chairman and Chief Executive Officer of Seacoast National Bank and Seacoast Banking Corporation of Florida. He joined the Florida Public Utilities’ Board of Directors in 2005 and served as a member of the Audit Committee. Mr. Maddock is a Trustee and President of The Maddock Companies, and also President of Palamad Development Company, Inc., both real estate companies. He joined the Florida Public Utilities’ Board of Directors in 1998 and served as Chair of the Compensation Committee and a member of the Audit Committee.
Each of Mr. Maddock and Mr. Hudson was paid approximately $9,605 (a pro rata portion of the annual cash retainer of $18,500 payable to non-employee directors) for service for the period from October 28, 2009 to the 2010 Annual Meeting of Stockholders. Chesapeake also pays each non-employee director an additional cash fee and the amount of $1,200 for each Board meeting and $1,000 for each committee meeting, attended in person or by telephone. For non-employee directors who attend a Board meeting and a committee meeting in the same day, the fee is $1,200 for the Board meeting and $750 for the committee meeting. Non-employee directors are also reimbursed for normal business expenses incurred in connection with attending meetings and performing other Board-related services.
Effective upon completion of the Merger, Mr. Maddock and Mr. Hudson each received an award of 337 shares of common stock for service for the period from October 28, 2009 to the 2010 Annual Meeting of Stockholders under Chesapeake’s Directors Stock Compensation Plan. The Directors Stock Compensation Plan is a discretionary compensation plan that allows the issuance of Chesapeake common stock to non-employee directors. For the 2009-2010 year of service, each non-employee director was awarded 650 shares.

Other than pursuant to the terms of the Merger Agreement, which was previously reported and described in Chesapeake’s registration statement on Form S-4 (File No. 333-160795) which became effective on September 10, 2009, there is no arrangement or understanding between Mr. Maddock or Mr. Hudson or any other persons pursuant to which the individual was selected as a director of Chesapeake. There has been no transaction, or proposed transaction, since January 1, 2009 to which Mr. Maddock or Mr. Hudson or any member of his immediate family had or is to have a direct or indirect material interest or any other related transaction with Chesapeake within the meaning of Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. In addition, there is no family relationship between Mr. Maddock or Mr. Hudson, on the one hand, and any of Chesapeake’s other directors, executive officers or persons nominated or chosen by Chesapeake to become directors or executive officers, on the other hand.
Item 7.01. Regulation FD Disclosure.
On October 29, 2009, Chesapeake issued a press release announcing the completion of the Merger and the appointment of Mr. Maddock and Mr. Hudson to the Chesapeake Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in this Item 7.01 and Exhibit 99.1 to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by Chesapeake under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired. The financial statements required by Rule 3-05 of Regulation S-X were previously reported in Chesapeake’s registration statement on Form S-4 (File No. 333-160795), which became effective on September 10, 2009, and pursuant to General Instruction B.3 of Form 8-K are not additionally reported herein.
     (b) Pro Forma Financial Information. The pro forma financial statements required by Article 11 of Regulation S-X were previously reported in Chesapeake’s registration statement on Form S-4 (File No. 333-160795), which became effective on September 10, 2009, and pursuant to General Instruction B.3 of Form 8-K are not additionally reported herein.
     (d)  Exhibit 99.1 — Press Release of Chesapeake Utilities Corporation, dated October 29, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Chesapeake Utilities Corporation

/s/ Beth W. Cooper Beth W. Cooper
Senior Vice President and Chief Financial Officer

October 29, 2009